                                                                    EXHIBIT 10.2

                             AMENDED AND RESTATED
                       REDEMPTION AND EXCHANGE AGREEMENT

     THIS AMENDED AND RESTATED REDEMPTION AND EXCHANGE AGREEMENT (the "Agreement"), dated as of June 14, 2001, by and between MicroStrategy Incorporated, a Delaware corporation, with headquarters located at 1861 International Drive, McLean, Virginia 22102 (the "Company"), and the investor listed on the Schedule of Investor attached hereto (the "Investor"), amends and restates in its entirety, subject to Section 9(d) hereof, that certain Redemption and Exchange Agreement, dated April 3, 2001, by and between the Company and the Investor, as amended by Amendment No. 1 to Redemption and Exchange Agreement, dated as of June 4, 2001, and as amended by Amendment No. 2 to Redemption and Exchange Agreement, dated as of June 8, 2001, and as amended by Amendment No. 3 to Redemption and Exchange Agreement, dated as of June 12, 2001, (as amended prior to this Agreement, the "Original Redemption and Exchange Agreement").

     WHEREAS:

     A. The Company, the Investor and certain other entities (the "Other Investors") have entered into that certain Securities Purchase Agreement, dated as of June 17, 2000 (the "Securities Purchase Agreement"), pursuant to which the Investor and the Other Investors purchased from the Company shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), which are convertible into shares of the Company's Class A common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Series A Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on June 19, 2000 (the "Series A Certificate of Designations");

     B. Prior to the closing of the transactions contemplated hereby, the Company will have authorized a following new series of its preferred stock, par value $0.001 per share, known as the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which shall be convertible into shares of Common Stock (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series B Preferred Stock, in the form attached hereto as Exhibit A (the
                                                             ---------
"Series B Certificate of Designations");

     C. The Investor is the holder of that number of shares of Series A Preferred Stock (each a "Series A Preferred Share" and, collectively, the "Series A Preferred Shares") set forth opposite its name in Column 2 on the Schedule of Investor;

     D. Upon the terms and conditions set forth in this Agreement, the Company wishes to redeem 200 of the Series A Preferred Shares (the "Series A Redemption Shares", and the Investor wishes to allow the Company to redeem the Series A Redemption Shares, for an aggregate redemption price of $2,000,000 in cash;

     E. The Company and the Investor wish to exchange, upon the terms and conditions set forth in this Agreement, an aggregate of 620 of the Series A Preferred Shares for an aggregate number of shares of Common Stock equal to the sum of (i) 1,159,022 shares of Common Stock, as adjusted for any stock splits, stock dividends, stock combinations or other similar transactions (the "Fixed Common Shares"), plus (ii) the Additional Common Shares (as defined in Section 1(b)) (the Fixed Common Shares and the Additional Common Shares issued pursuant to this Agreement are collectively referred to as the "Common Shares");

     F. The Company and the Investor wish to exchange, upon the terms and conditions set forth in this Agreement, an aggregate of 530 of the Series A Preferred Shares for an aggregate of 530 shares of Series B Preferred Stock, as adjusted for any stock splits, stock dividends, stock combinations or other similar transactions (the "Preferred Shares");

     G. The exchange of the Series A Preferred Shares for the Common Shares and the Preferred Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act"); and

     H. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit B (the
                                                             ---------
"Amended and Restated Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Investor hereby agree as follows:

     1.   REDEMPTION AND EXCHANGE OF SERIES A PREFERRED SHARES.
          ----------------------------------------------------

          a.   Redemption of Series A Preferred Shares. Subject to satisfaction
               ---------------------------------------
(or waiver) of the conditions set forth in Sections 6 and 7, the Company shall redeem from the Investor and the Investor shall tender to the Company for redemption on the Closing Date (as defined below) that number of Series A Redemption Shares set forth opposite the Investor's name in Column 3 on the Schedule of Investor (the "Closing"). The redemption price (the "Redemption Price") to be paid by the Company for each Fixed Series A Redemption Share being redeemed at the Closing shall be $10,000 in cash (such that the aggregate Fixed Redemption Price for all Series A Redemption Shares being redeemed is $2,000,000, as set forth opposite the Investor's name in Column 4 on the Schedule of Investor).

          b.   Exchange of Series A Preferred Shares. Subject to satisfaction
               -------------------------------------
(or waiver) of the conditions set forth in Sections 6 and 7, the Company shall at the Closing (i) issue to the Investor, and the Investor agrees to exchange that number of the Investor's Series A Preferred Shares set forth opposite the Investor's name in Column 5 on the Schedule of Investor for, that number of Common Shares equal to the sum of (A) the number of Fixed Common Shares set forth opposite the Investor's name in Column 6 on the Schedule of Investor, plus
(B) the Additional Common Shares (as defined below); and (ii) issue to the Investor, and the Investor agrees to exchange that number of the Investor's Series A Preferred Shares set forth opposite the Investor's name in Column 7 on the Schedule of Investor for, that number of Series B Preferred Shares set forth opposite the Investor's name in Column 8 on the Schedule of Investor. The "Additional Common Shares" means the number of shares of Common Stock determined according to the following formula:

                                   $800,000
                           ------------------------
                    Additional Common Share Exchange Price

where the "Additional Common Share Exchange Price" means the arithmetic average of the Weighted Average Price (as defined in the Series A Certificate of Designations) of the Common Stock on each of the five (5) consecutive trading days ending on and including June 8, 2001.

          c.   Closing Date. The date and time of the Closing (the "Closing
               ------------
Date") shall be 10:00 a.m. Central Time, on June 14, 2001, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such other date as is mutually agreed to by the Company and the Investor, but in no event later than June 15, 2001). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

          e.   Form of Payment. On the Closing Date, (i) the Company (A) shall
               ---------------
pay to the Investor the aggregate Redemption Price for the Series A Redemption Shares, by wire transfer of immediately available funds in accordance with the Investor's written wire instructions, and (B) shall issue and deliver to the Investor certificates representing the Common Shares and Preferred Shares being issued in exchange for the Investor's Series A Preferred Shares not being redeemed by the Company or retained by the Investor (in such denominations as the Investor shall request), and (ii) the Investor shall deliver to the Company stock certificates (the "Series A Preferred Stock Certificates") representing such number of the Series A Preferred Shares held by the Investor to be redeemed or exchanged by the Company at the Closing.

     2.   INVESTOR'S REPRESENTATIONS AND WARRANTIES.
          -----------------------------------------

          The Investor represents and warrants that:

          a.   Reliance on Exemptions. The Investor understands that the Common
               ----------------------
Shares, the Preferred Shares, the Conversion Shares and the Dividend Shares (as defined in the Series B Certificate of Designations) (collectively, the "Securities") are being offered to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

          b.   No Governmental Review. The Investor understands that no United
               ----------------------
States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          c.   Transfer or Resale. The Investor understands that except as
               ------------------
provided in the Amended and Restated Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

          d.   Information. The Investor and its advisors, if any, have been
               -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Sections 3 and 9(l) below. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          e.   Legends. The Investor understands that the certificates or other
               -------
instruments representing the Preferred Shares and, until such time as the sale of the Common Shares and the Conversion Shares have been registered under the 1933 Act as contemplated by the Amended and Restated Registration Rights Agreement, the stock certificates representing the Common Shares and the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances (including, if requested by the Company, delivering such reasonable assurances to the Company's counsel in connection with such counsel rendering an opinion on the validity of a sale by the Investor pursuant to Rule 144) that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

          f.   Authorization; Enforcement; Validity. This Agreement and the
               ------------------------------------
Amended and Restated Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable against the Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          g.   Residency. The Investor is a resident of that country specified
               ---------
in its address on the Schedule of Investor.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          ---------------------------------------------

          The Company represents and warrants to the Investor that:

          a.   Organization and Qualification. The Company and its
               ------------------------------
"Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect a majority of the board of directors or similar governing body of such entity) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Series B Certificate of Designations. A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth on Schedule 3(a).
                         -------------

          b.   Authorization; Enforcement; Validity. The Company has the
               ------------------------------------
requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Amended and Restated Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof and to redeem the Series A Redemption Shares. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Series B Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the redemption and exchange of the Series A Preferred Shares, the issuance of the Common Shares and the Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except to the extent that stockholder approval may be required pursuant to the rules of the Nasdaq National Market for the issuance of a number of shares of Common Stock greater than that number of shares of Common Stock that the Company may issue without breaching the Company's obligations under the rules or regulations of the Nasdaq National Market (the "Nasdaq 19.99% Rule")). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Series B Certificate of Designations has been filed prior to the Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

          c.   Capitalization. As of the date hereof, the authorized capital
               --------------
stock of the Company consists of (i) 330,000,000 shares of Class A common stock, of which as of the date hereof 31,230,461 shares are issued and outstanding, 29,016,777 shares are reserved for issuance pursuant to the Company's stock option and purchase plans (including shares reserved for issuance upon exercise of options which have already been issued, but have not yet been exercised, under such plans), 50,973,527 shares are reserved for issuance pursuant to conversion of the Company's Class B common stock and 128,334 shares are issuable and reserved for issuance pursuant to securities (other than the Series A Preferred Stock, the Series B Preferred Stock, stock option and purchase plans and the Company's Class B common stock) exercisable or exchangeable for, or convertible into, shares of Common Stock, (ii) 165,000,000 shares of Class B common stock, of which as of the date hereof 50,973,527 shares are issued and outstanding and (iii) 5,000,000 shares of preferred stock, of which as of the date hereof 12,500 shares of Series A Preferred Stock are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding options to purchase 21,288,229 shares of Common Stock and outstanding warrants to purchase 128,334 shares of Common Stock. Except as disclosed in Schedule 3(c), (A) no shares of the Company's capital stock are
             -------------
subject to preemptive rights or any other similar rights (arising under Delaware law, Virginia law, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party) any liens or encumbrances granted or created by the Company; (B) there are no outstanding debt securities issued by the Company; (C) except as set forth in the third sentence of this Section 3(c), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (F) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock and the material rights of the holders thereof in respect thereto except for stock options granted under any employee benefit plan or director stock option plan of the Company approved by the board of directors of the Company. For purposes of the Nasdaq 19.99% Rule, both the shares of Common Stock and the shares of the Company's Class B common stock, par value $0.001, are included in the number of outstanding shares for purposes of determining what percentage of the Company's outstanding shares may be issued without violating the Nasdaq 19.99% Rule.

          d.   Issuance of Securities. As of the Closing, the Common Shares and
               ----------------------
the Preferred Shares will have been duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) with respect to the Preferred Shares, entitled to the rights and preferences set forth in the Series B Certificate of Designations. As of the Closing, at least 125% of that number of shares of Common Stock issuable upon conversion of all the Preferred Shares outstanding immediately following the Closing (without regard to any limitations on conversions, but subject to adjustment pursuant to the Company's covenant set forth in Section 4(d) below) will have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion or issuance in accordance with the Series B Certificate of Designations, the Conversion Shares and the Dividend Shares, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

          e.   No Conflicts. The execution, delivery and performance of the
               ------------
Transaction Documents by the Company, the performance by the Company of its obligations under the Series B Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws; (ii) except as disclosed in Schedule 3(e), conflict with, or
                                            -------------
constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation or its By-laws or their organizational charter or by-laws, respectively. Except as disclosed in Schedule 3(e), neither the Company or any of its Subsidiaries is
                -------------
in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the 1933 Act, as required by Blue Sky filings or as required by the Nasdaq 19.99% Rule, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Series B Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders,
                       -------------
filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

          f.   SEC Documents; Financial Statements. Since December 31, 1999, the
               -----------------------------------
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the Company's SEC Documents is set forth on Schedule 3(f).
                                                             -------------
Except as disclosed on Schedule 3(f), as of the date hereof, the SEC Documents,
                       -------------
as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, as of the date hereof and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3(f), as of their respective dates,
                                   -------------
the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as disclosed on Schedule 3(f), such financial statements have been prepared in
             -------------
accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. As of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement). The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the date hereof and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the 1934 Act.

          g.   Absence of Certain Changes. Except as disclosed in Schedule 3(g)
               --------------------------                         -------------
or as disclosed in the Company's Annual Report on Form 10-K for the Year Ended December 31, 2000, in the Company's Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2001 or in the Company's Current Report on Form 8-K, dated April 30, 2001, since December 31, 2000 there has been no change or development that has had or could reasonably be expected to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in Schedule 3(g) or as disclosed in the Company's Annual
                           -------------
Report on Form 10-K for the Year Ended December 31, 2000, or as disclosed on the Company's Quarterly Report in Form 10-Q for the Three Months Ended March 31, 2001, since December 31, 2000 the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $1,000,000.

          h.   Acknowledgment Regarding Redemption and Exchange of Investor's
               --------------------------------------------------------------
Series A Preferred Shares. The Company acknowledges and agrees that the Investor
-------------------------
is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the Series B Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Series B Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the Series B Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to the Investor's entering into this Agreement. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          i.   No Solicitation. Neither the Company, nor any of its affiliates,
               ---------------
nor any person acting on its or their behalf, has paid or given, either directly or indirectly, any commission or other remuneration to any person for soliciting the exchange of the Series A Preferred Shares for the Common Shares or the Preferred Shares or for any other transaction contemplated by this Agreement.

          j.   No Integrated Offering. Neither the Company, nor any of its
               ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated (except for the issuance of securities on the Closing Date to holders of the Series A Preferred Stock), nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings (except for the issuance of securities on the Closing Date to holders of the Series A Preferred Stock).

          k.   Application of Takeover Protections. The Company and its board of
               -----------------------------------
directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

          l.   Rights Agreement. The Company has not adopted a shareholder
               ----------------
rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          m.   No Other Agreements. The Company has not, directly or indirectly,
               -------------------
made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          n.   Information. Neither the Company nor any of its Subsidiaries nor
               -----------
any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information.

          o.   Other Information. Schedule 3(o) includes certain information
               -----------------
about the Company.

     4.   COVENANTS.
          ---------

          a.   Best Efforts. Each party shall use its best efforts to timely
               ------------
satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement. Without limiting the generality of the foregoing, the Company shall use its best efforts to obtain the consent of Foothill Capital Corporation to the transactions contemplated by the Transaction Documents by June 14, 2001.

          b.   Reporting Status. Until the later of (i) the date which is one
               ----------------
year after the date as of which the Investor may sell all of the Common Shares and the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date which is one (1) year after the Maturity Date (as defined in the Series B Certificate of Designations) (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          c.   Financial Information. The Company agrees to send the following
               ---------------------
to the Investor during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is not filed with the SEC through EDGAR then the Company shall deliver a copy of such report to the Investor by facsimile on the same day it is filed with the SEC; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

          d.   Reservation of Shares. The Company shall take all action
               ---------------------
necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 125% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions).

          e.   Listing. The Company shall promptly secure the listing of all of
               -------
the Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Series B Certificate of Designations. The Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market ("NASDAQ") or listing on The New York Stock Exchange, Inc. ("NYSE") (as applicable, the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

          f.   Disclosure of Transactions and Other Material Information. Before
               ---------------------------------------------------------
9:00 a.m. (Eastern Time) on June 18, 2001, the Company shall file a Current Report on Form 8-K (the "Announcing Form 8-K") with the SEC describing the terms of the transactions contemplated by the Transaction Documents and by documents relating to the issuance on the Closing Date of securities to other holders of Series A Preferred Stock (the "Other Holder Documents") and including as exhibits to such Current Report on Form 8-K this Agreement (including the Disclosure Schedules to this Agreement), the Series B Certificate of Designations, the Amended and Restated Registration Rights Agreement and the Other Holder Documents, in the form required by the 1934 Act. If the Closing does not occur on June 14, 2001 (or such later date as the Company and each Investor agree in writing), then the Company shall file on June 15, 2001 (or such later date as the Company and each Investor agree in writing), a Current Report on Form 8-K with the SEC disclosing that the Closing did not occur. From and after the filing of the Announcing Form 8-K with the SEC, the Investor shall not be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Announcing Form 8-K. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express written consent of the Investor. In the event of a breach of the foregoing covenant by the Company, any of its

Subsidiaries, or any of its or their respective officers, directors, employees and agents, and if the Company has not publicly disclosed the material nonpublic information within 12 hours of written notice of the breach from the Investor, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of the Investor; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

          g.   Proxy Statement. The Company shall provide each stockholder
               ---------------
entitled to vote at the next annual meeting of stockholders of the Company, which meeting shall occur on or before July 31, 2001 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Investor and a counsel of its choice, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

          h.   Corporate Existence. So long as the Investor beneficially owns
               -------------------
any Series B Preferred Stock, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on Nasdaq or NYSE.

          i.   Pledge of Securities. The Company acknowledges and agrees that
               --------------------
the Securities may be pledged by the Investor in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and when effecting a pledge of Securities the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Series B Certificate of Designations, including without limitation, Section 2(a) of this Agreement; provided that the Investor and its pledgee shall be required to comply with the provisions of Section 2(a) hereof in order to effect a sale, transfer or assignment of

Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Investor.

          j.   Expenses. Subject to Section 9(k) below, at the Closing, the
               --------
Company shall pay a nonaccountable expense allowance of $31,600 to HFTP Investment L.L.C.. (the Investor) or its designee(s), by wire transfer of immediately available funds in accordance with each such Investor's written wire instructions.

          k.   Limitation on Net Sales of Common Stock. So long as the Investor
               ---------------------------------------
holds any Preferred Shares, Conversion Shares or Common Shares, the Investor agrees that after the date which is 13 trading days after June 19, 2001 it will not enter into, directly or indirectly, any net sales of Common Stock on any single day (each such day is referred to as a "Limited Sales Day") in excess of that number of shares of Common Stock equal to the sum of (i) 0.8% of the daily trading volume for the Common Stock (as reported by Bloomberg Financial Markets ("Bloomberg")) for that trading day (such amount, with respect to such Limited Sales Day, is referred to as the Investor's "Daily Sales Amount"), plus (ii) the aggregate amount of all the Investor's Daily Sales Amounts during the period beginning on and including the date immediately following the Closing Date and ending on and including the date immediately preceding the Limited Sales Day with respect to which this determination is being made, less the net sales of Common Stock made by the Investor on each of the days during such period; provided, however, that the restrictions on net sales set forth above shall not apply (i) on and after the first date on which there has been any Change of Control (as defined in Section 4(b) of the Series B Certificate of Designations) or an announcement of any pending, proposed or intended Change of Control, (ii) on and after the first date on which there has occurred a Triggering Event (as defined in Section 3(b) of the Series B Certificate of Designations) or an event that with the passage of time and without being cured would constitute a Triggering Event, (iii) if the Company is in default under the Series B Certificate of Designations or, to the extent the Investor then holds Series A Preferred Shares, the Series A Certificate of Designations for failing to effect any requested conversion or redemption of any Preferred Shares pursuant to the Series B Certificate of Designations or Series A Preferred Shares pursuant to the Series A Certificate of Designations, respectively, (iv) on and after any date on which the Company issues or sells or is deemed to have issued or sold any securities with a Variable Price (as defined in the Series B Certificate of Designations), except for the Settlement Notes (as defined in Section 2(f)(i) of the Series B Certificate of Designations), (v) on and after the Stockholder Meeting Deadline, if the Company fails to receive the Stockholder Approval on or before the Stockholder Meeting Deadline, (vi) on and after the 30th trading day prior to the date which is three (3) years after the Closing Date, or (vii) with respect to any sale of Common Stock at a price equal to or greater than $17.50 (as adjusted for any stock splits, stock dividends, stock combinations or other similar transactions) and any such sale shall be ignored for all purposes of this Section 4(k).

          l.   Company's Right to Redeem Series A Preferred Shares. If the
               ---------------------------------------------------
Closing occurs on or prior to June 14, 2001, then at any time or times during the period beginning on the Closing Date and ending on and including the date which is 180 days after the Closing Date, the Company shall have the right, in its sole discretion, to redeem up to 120 of the Series A Preferred Shares then held by the Investor

(a "Redemption at Company's Election") for consideration per Series A Preferred Share equal to the Conversion Amount (as defined in the Series A Certificate of Designations) as of the applicable Company's Election Redemption Date (as defined below) (the "Company's Election Redemption Price"). The Company shall exercise its right to Redemption at Company's Election by providing the Investor written notice ("Notice of Redemption at Company's Election") at least 15 Business Days prior to the date of consummation of such redemption ("Company's Election Redemption Date"). The Notice of Redemption at Company's Election shall indicate (x) the number of the Investor's Series A Preferred Shares the Company has elected to redeem (the "Company's Election Redemption Shares"), and (y) the Company's Election Redemption Date, which date shall not be after the date which is 180 days after the Closing Date. If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 4(l) have been satisfied, then the Company's Election Redemption Shares outstanding on the Company's Election Redemption Date shall be redeemed as of the Company's Election Redemption Date by payment by the Company to the Investor of the Company's Election Redemption Price for the Series A Preferred Shares being redeemed. If required by Section 2(d)(viii) of the Series A Certificate of Designations, the Investor shall thereupon surrender certificates representing the Series A Preferred Shares redeemed to the Company. If the Company fails to pay the full Company's Election Redemption Price on the Company's Election Redemption Date for the Company's Election Redemption Shares pursuant to this
Section 4(l), then (A) the Company's Election Redemption Price shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full, and (B) at any time thereafter and until the Company pays such unpaid Company's Election Redemption Price in full, the Investor shall have the option (the "Void Company Redemption Option") to, in lieu of redemption, require the Company to promptly return to the Investor any or all of such Series A Preferred Shares that were submitted for redemption by the Investor under this Section 4(l) and for which the Company's Election Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Company Redemption Notice"). Upon the Company's receipt of such Void Company Redemption Notice, (i) the Notice of Redemption at Company's Election shall be null and void with respect to the Company's Election Redemption Shares subject to the Void Company Redemption Notice and the Investor shall be entitled to all of the rights under the Series A Certificate of Designations, (ii) the Company shall immediately return the Series A Preferred Shares subject to the Void Company Redemption Notice and (iii) the Conversion Price (as defined in the Series A Certificate of Designations) for such Series A Preferred Shares subject to such Void Company Redemption Notice shall be adjusted to the lesser of (A) the Conversion Price (as defined in the Series A Certificate of Designations) as in effect on the date on which the Void Company Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price (as defined in the Series A Certificate of Designations) of the Common Stock during the period beginning on the date on which the Notice of Redemption at Company's Election is delivered to the Investor and ending on the date on which the Void Company Redemption Notice is delivered to the Company. Notwithstanding the above, but subject to Section 5 of the Series A Certificate of Designations, the Investor may convert any Series A Preferred Shares (including Series A Preferred Shares selected for redemption pursuant to this Section 4(l)) into Common Stock pursuant to Section 2(b) of the Series A Certificate of Designations at any time on or prior to the date immediately preceding the Company's Election Redemption Date. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 4(l), then the

Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the Investor.

     5.   TRANSFER AGENT INSTRUCTIONS.
          ---------------------------

          The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit C (the "Irrevocable Transfer Agent
                               ---------
Instructions"), and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Investor to the Company upon conversion of the Preferred Shares. Prior to registration of the Common Shares and the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(b) hereof (in the case of the Common Shares and the Conversion Shares, prior to registration of the Common Shares and the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Amended and Restated Registration Rights Agreement. If the Investor provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the 1933 Act or the Investor provides the Company with reasonable assurances (including, if requested by the Company, delivering such reasonable assurances to the Company's counsel in connection with such counsel rendering an opinion on the validity of a sale by such Investor pursuant to Rule 144) that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Common Shares and the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.
          --------------------------------------------------

          The obligation of the Company to redeem and exchange the Series A Preferred Shares (including the issuance of the applicable number of Common Shares and Preferred Shares to the Investor) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

          a. The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          b. The Series B Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware;

          c. The Investor shall have delivered to the Company the Series A Preferred Stock Certificates representing the Series A Preferred Shares to be redeemed or exchanged by the Company from the Investor at the Closing.

          d. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

          e. The Company shall have obtained the consent of Foothill Capital Corporation to the transactions contemplated by the Transaction Documents.

          f. The Company shall have entered into separate amended and restated redemption and exchange agreements relating to the Series A Preferred Stock with each of the Other Investors and all conditions to the closings contemplated by such agreements shall have been satisfied or waived.

     7.   CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING.
          ---------------------------------------------------

          The obligation of the Investor hereunder to tender the Series A Preferred Shares to the Company for redemption and exchange at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

          a. The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

          b. The Series B Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy certified by the Secretary of State of the State of Delaware shall have been delivered to the Investor.

          c. The Company shall have delivered to the Investor the Redemption Price for the number of Series A Redemption Shares being redeemed by the Company from the Investor on the Closing

Date, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Investor (and the Company shall have delivered the amounts set forth in Section 4(j) by wire transfer of immediately available funds to the Investor or its designee(s)).

          d. The Company shall have executed and delivered to the Investor the stock certificates (in such denominations as the Investor shall request) for the Common Shares and the Preferred Shares, in each case being issued in exchange for the Investor's Series A Preferred Shares (as set forth in Section 1(b)) at the Closing.

          e. The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC have been threatened in writing by the SEC; and the Common Shares and the Conversion Shares issuable upon conversion of the Preferred Shares shall be listed upon the Principal Market.

          f. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date other than the representation contained in Section 3(c) which shall be updated as of the Closing Date), other than the representation made in the second sentence of Section 3(c), which representation shall be true and correct in all material respects as of the Closing Date as though made at that time, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

          g. The Investor shall have received the opinion of Hale and Dorr LLP, dated as of the Closing Date, in the form of Exhibit D attached hereto.
                                                  ---------

          h. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to the Investor, including, without limitation, containing a determination by the Board of Directors of the Company that immediately prior to the Closing the capital of the Company is not impaired (as determined in accordance with Section 160(a)(1) of the Delaware General Corporation Law) and that immediately following the Closing and after giving effect to the redemption of all the shares of the Company's Series A Preferred Stock which the Company redeemed at the Closing, whether from the Investor or from the Other Investors, the capital of the Company would not be impaired (as determined in accordance with Section 160(a)(1) of the Delaware General Corporation Law) (the "Resolutions").

          i. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, at least

125% of that number of shares of Common Stock issuable upon conversion of all the Preferred Shares outstanding immediately following the Closing (without regard to any limitations on conversions).

          j. The Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, shall have been delivered to and acknowledged in
---------
writing by the Company's transfer agent.

          k. The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of (i) the Company and each Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization, and (ii) the Company in Virginia issued by the Secretary of State of Virginia, each as of a date within ten days of the Closing Date.

          l. The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Closing Date.

          m. The Company shall have delivered to the Investor a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Resolutions,
(B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing.

          n. The Company shall have delivered to the Investor a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

          o. The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by the Transaction Documents as the Investor or their counsel may reasonably request.

     8.   INDEMNIFICATION.
          ---------------

          In consideration of the Investor's execution and delivery of the Transaction Documents and in addition to all of the Company's other obligations under the Transaction Documents and the Series B Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of the Investor or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Amended and Restated Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

     9.   MISCELLANEOUS.
          -------------

          a.   Governing Law; Jurisdiction; Jury Trial. All questions concerning
               ---------------------------------------
the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          b.   Counterparts. This Agreement may be executed in two or more
               ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          c.   Headings. The headings of this Agreement are for convenience of
               --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

          d.   Severability. If any provision of this Agreement shall be invalid
               ------------
or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e.   Entire Agreement; Effect on Prior Agreements; Amendments.
               --------------------------------------------------------

               i. Except for the Securities Purchase Agreement, the Registration Rights Agreement dated as of June 17, 2000 by and among the Company, the Investor and the Other Investors (the "Series A Registration Rights Agreement"), the Series A Certificate of Designations, the Waiver Agreements, each executed as of January 3, 2001, between the Company and the Investor, and the Irrevocable Transfer Agent Instructions (as defined in the Securities Purchase Agreement), this Agreement, the Series B Certificate of Designations and each of the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

               ii. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Common Shares and Conversion Shares (assuming conversion of all outstanding Preferred Shares without giving effect to any limitations on conversion) or, if prior to the Closing Date, the Investor. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Series B Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Securities, as the case may be.

          f.   Notices. Any notices, consents, waivers or other communications
               -------
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  MicroStrategy Incorporated
                  1861 International Drive
                  McLean, Virginia 22102
                  Telephone: (703) 848-8600
                  Facsimile: (703) 744-6050
                  Attention: Eric F. Brown, Chief Financial Officer

         With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Telephone: (617) 526-6000
                  Facsimile: (617) 526-5000
                  Attention: Thomas S. Ward, Esq.

         If to the Transfer Agent:

                  American Stock Transfer & Trust Co.
                  40 Wall Street, 46/th/ Floor
                  New York, NY 10005
                  Telephone: (718) 921-8360
                  Facsimile: (718) 921-8310
                  Attention: Karen Lazar

         If to the Investor, to it at the address and facsimile number set forth on the Schedule of Investor, with copies to the Investor's representatives as set forth on the Schedule of Investor, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

          g.   Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Common Shares and Conversion Shares (assuming conversion of all outstanding Preferred Shares without giving effect to any limitations on conversion), including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Series B Certificate of Designations) with respect to which the Company is in compliance with Section 4 of the Series B Certificate of Designations and Section 4(h) of this Agreement. The Investor may assign some or all of its rights hereunder without the consent of the Company, provided, however, that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

          h.   No Third Party Beneficiaries. Except with respect to Section
               ----------------------------
9(p), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i.   Survival. Unless this Agreement is terminated under Section 9(k),
               --------
the representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          j.   Further Assurances. Each party shall do and perform, or cause to
               ------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          k.   Termination. In the event that the Closing shall not have
               -----------
occurred with respect to the Investor on or before June 14, 2001 due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(k), the Company shall remain obligated to reimburse the nonbreaching Investor for the expenses described in Section 4(j) above.

          l.   Placement Agent. The Company acknowledges that it has not engaged
               ---------------
a placement agent in connection with the transactions contemplated by this Agreement. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

          m.   No Strict Construction. The language used in this Agreement will
               ----------------------
be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          n.   Remedies. The Investor and each holder of the Securities shall
               --------
have all rights and remedies set forth in the Transaction Documents and the Series B Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          o.   Payment Set Aside. To the extent that the Company makes a payment
               -----------------
or payments to the Investor hereunder or pursuant to the Amended and Restated Registration Rights Agreement or the Series B Certificate of Designations or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          p.   Mutual General Release.
               ----------------------

               i. In consideration of the releases set forth in Sections 9(p)(ii) and 9(p)(iii), effective as of the Closing, the Investor, on behalf of itself and , to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Investor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(p)(iv) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Investor Claims"), that any of the Investor Releasing Persons had, currently has or then has against (i) the Company, (ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Company Released Persons"), including, without limitation, Investor Claims arising out of or relating to the Securities Purchase Agreement, the Series A Registration Rights Agreement and the Series A Certificate of Designations (collectively, the "Released Documents") other than Investor Claims arising after the Closing.

               ii. In further consideration of the Investor entering into this Agreement, effective as of the date of this Agreement, the Company on behalf of itself and, to the extent permitted by law, its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(p)(iv) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Company Claims"), that any of the Company Releasing Persons had or currently has against (i) the Investor, (ii) any of the Investor's respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Investor's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents; provided, however, that if the Investor breaches its obligations under Section 4(a), then the release set forth in this
          Section 9(p)(ii) shall be null and void and of no further force or effect.

               iii. In further consideration of the Investor entering into this Agreement, effective as of the Closing, the Company on behalf of itself and, to the extent permitted by law, the other Company Releasing Persons, hereby waives and releases, to the fullest extent permitted by law, but subject to Section 9(p)(iv) below, any and all Company Claims, that any of the Company Releasing Persons had, currently has or then has against any of the Investor Released Persons, including, without limitation, any Company Claims arising out of or relating to the Released Documents.

               iv. The Company and the Investor acknowledge that the releases set forth in Sections 9(p)(i), 9(p)(ii) and 9(p)(iii) above do not affect any claim which any Company

          Releasing Person or Investor Releasing Person may have under this Agreement, Section 8 or Section 9(m) of the Securities Purchase Agreement or Sections 5, 6 or 7 of the Series A Registration Rights Agreement. For the avoidance of doubt, the Company acknowledges and agrees that if any Series A Preferred Shares remain outstanding after the Closing, such Series A Preferred Shares shall continue to have all the rights and preferences set forth in the Series A Certificate of Designations.

                                  * * * * * *

         IN WITNESS WHEREOF, the Investor and the Company have caused this Amended and Restated Redemption and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:                                 INVESTOR:

MICROSTRATEGY INCORPORATED               HFTP INVESTMENT L.L.C.
                                         By: Promethean Asset Management, L.L.C.
                                         Its: Investment Manager

By:       /s/ Eric F. Brown              By: /s/ James F. O'Brien
   ----------------------------             -----------------------------
   Name:  Eric F. Brown                     Name: James F. O'Brien
        -----------------------                  ------------------------
   Title: President and CFO                 Its: Managing Member
         ----------------------                 -------------------------

                             SCHEDULE OF INVESTOR
                                 (Page 1 of 2)

                   (1)                          (2)               (3)           (4)                   (5)                  (6)

                                         Total Number of       Series A                        Series A Preferred
         Investor's Name, Address            Series A         Redemption      Redemption     Shares Being Exchanged     Total Fixed
           and Facsimile Number           Preferred Shares       Shares          Price         for Common Shares      Common Shares
------------------------------------------------------------------------------------------------------------------------------------
HFTP Investment L.L.C.                         2,000              200           $2,000,000               620               1,159,022
c/o Promethean Asset Management, L.L.C.
750 Lexington Avenue, 22/nd/ Floor
New York, NY 10022
Attn:  David M. Kittay
       John Floegel
Telephone: (212) 702-5200
Facsimile: (212) 758-9334
Residence: New York


(Representatives)

Promethean Investment Group, L.L.C.
750 Lexington Ave., 22/nd/ Floor
New York, NY 10022
Attn:  David M. Kittay
       John Floegel
Telephone: (212) 702-5200
Facsimile: (212) 758-9334

Katten Muchin Zavis
525 W. Monroe Street
Chicago, Illinois 60661-3693
Attn: Robert J. Brantman, Esq.
Facsimile: (312) 902-1061
Telephone: (312) 902-5200

------------------------------------------------------------------------------------------------------------------------------------

                             SCHEDULE OF INVESTOR
                                 (Page 2 of 2)

                 (1)                           (7)                  (8)

                                             Series A
                                         Preferred Shares      Total Series B
        Investor's Name, Address          Being Exchanged         Preferred
          and Facsimile Number             for Series B             Shares
----------------------------------------------------------------------------------------------
HFTP Investment L.L.C.                           530                  530
c/o Promethean Asset Management, L.L.C.
750 Lexington Avenue, 22/nd/ Floor
New York, NY 10022
Attn:  David M. Kittay
       John Floegel
Telephone: (212) 702-5200
Facsimile: (212) 758-9334
Residence: New York


(Representatives)

Promethean Investment Group, L.L.C.
750 Lexington Ave., 22/nd/ Floor
New York, NY 10022
Attn:  David M. Kittay
       John Floegel
Telephone: (212) 702-5200
Facsimile: (212) 758-9334

Katten Muchin Zavis
525 W. Monroe Street
Chicago, Illinois 60661-3693
Attn: Robert J. Brantman, Esq.
Facsimile: (312) 902-1061
Telephone: (312) 902-5200

------------------------------------------------------------------------------------------

                                   SCHEDULES
                                   ---------

Schedule 3(a)   -    Subsidiaries
Schedule 3(c)   -    Capitalization
Schedule 3(e)   -    Conflicts
Schedule 3(f)   -    SEC Documents
Schedule 3(g)   -    Material Changes
Schedule 3(o)   -    Other Information


                                   EXHIBITS
                                   --------

Exhibit A       -    Form of Series B Certificate of Designations
Exhibit B       -    Form of Amended and Restated Registration Rights Agreement
Exhibit C       -    Form of Irrevocable Transfer Agent Instructions
Exhibit D       -    Form of Company Counsel Opinion

                              DISCLOSURE SCHEDULE

                                      TO

            AMENDED AND RESTATED REDEMPTION AND EXCHANGE AGREEMENT

                                 BY AND AMONG

                          MICROSTRATEGY INCORPORATED

                                      AND

                            HFTP INVESTMENT L.L.C.

                                 JUNE 14, 2001

                              General Information
                              -------------------

         This General Information section and the following sections, together with all attachments referred to therein, all of which are incorporated herein by reference, comprise the Disclosure Schedule referred to in the Amended and Restated Redemption and Exchange Agreement, dated as of June 14, 2001, by and among MicroStrategy Incorporated, on the one hand, and HFTP Investment L.L.C., on the other hand (which Agreement, together with all exhibits and schedules thereto, including this Disclosure Schedule, is hereafter collectively referred to as the "Agreement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

         The representations and warranties of the Company contained in Section 3 of the Agreement and certain of the covenants of the Company contained in
Section 3 of the Agreement are made and given subject to the disclosures in this Disclosure Schedule. Any disclosures contained in this Disclosure Schedule shall be deemed to qualify the corresponding section of Section 3 of this Agreement.

         Certain matters set forth in this Disclosure Schedule are included solely for informational purposes for the convenience of the parties to the Agreement. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information (i) is required by the terms of the Agreement to be disclosed, (ii) is material to the Company, (iii) has had or would reasonably be expected to have a material adverse effect on the Company or (iv) is outside the ordinary course of business for the Company. Such information shall not be used as a basis for interpreting the terms "material," "materially," "materiality," "Material," "Materiality," or words of similar meaning in the Agreement.

         This Disclosure Schedule is qualified in its entirety by reference to the specific provisions of the

Agreement and is not intended to constitute, and shall not be construed as constituting, any representation, warranty or covenant of the Company, except as and to the extent expressly provided in this Disclosure Schedule or the Agreement.

                                 Schedule 3(a)
                                 -------------
                        Organization and Qualification
                        ------------------------------

Aventine, Incorporated* (Delaware)

MicroStrategy Capital Corporation* (Delaware)

MicroStrategy Management Corporation* (Delaware)

MicroStrategy Services Corporation* (Delaware)

Strategy.com Incorporated* (Delaware)

MicroStrategy Australia Pty. Ltd. (Australia)

MicroStrategy Benelux B.V. (Netherlands)

MicroStrategy Brasil Ltda. (Brazil)

MicroStrategy Brasil Ltda. Sucursal Argentina (Argentina)

MicroStrategy Canada Incorporated* (Canada)

MicroStrategy Deutschland GmbH (Germany)

MicroStrategy France SARL (France)

MicroStrategy-FSC, Inc. (Barbados)

MicroStrategy GmbH (Austria)

MicroStrategy Iberica, S.A. (Spain)

MicroStrategy International Limited (Bermuda)

MicroStrategy International II Limited (Bermuda)

MicroStrategy Italy S.r.l. (Italy)

MicroStrategy Korea Co., Ltd. (Korea)

MicroStrategy Limited (United Kingdom)

MicroStrategy Mexico, S. de R.L. de C.V. (Mexico)

MicroStrategy Schweiz AG (Switzerland)

Strategy.com International Limited (Bermuda)

iBasis, Inc.* (minority interest)

Medical Internet Solutions Inc.* (minority interest)

Xchange, Inc.* (minority interest)

CVent, Inc.* (minority interest)

World Investment Partners S.A. (minority interest)


*The interest owned or otherwise held directly or indirectly by MicroStrategy Incorporated in these entities is subject to a pledge (or obligation to pledge) in favor of Foothill Capital Corporation.

                                 Schedule 3(c)
                                 -------------
                                Capitalization
                                --------------

(A)  None.

(B) In connection with the Stipulation of Settlement, dated January 11, 2001, entered into among the Company and Lead Plaintiffs Akiko Minami, Atsukuni Minami and Local 144 Nursing Home Pension Fund relating to the Company's class action securities litigation (the "Settlement Agreement"), the Company will issue five-year 7 1/2% Senior Unsecured Notes having an aggregate principal amount of $80.5 million.

(C) (1) Under a Management Services Agreement, dated June 7, 2000, MicroStrategy Management Corporation ("MMC"), a wholly-owned subsidiary of the Company, has the right to purchase from the Company, in three installments, approximately 143,000 shares of Class A Common Stock at a purchase price equal to the par value of these shares ($.001 per share) over a two year period expiring in September 2002. The specific number of shares subject to the purchase right will depend on certain multipliers relating to future revenues and employee-attrition rates of MicroStrategy Brazil Ltda. Sucursal Argentina ("Argentinean Operations") over the two year period and the operation of a collar on the aggregate market value of the shares, which shall not exceed $5 million. In exchange for these share purchase rights, MMC renders to the Company certain management services with respect to the Argentinean Operations. MMC has subcontracted the performance of such management services to Claudio Remon, to whom MMC delivers the shares purchased from the Company.

     (2) The Series A Convertible Preferred Stock of the Company is convertible into Class A Common Stock at an initial conversion rate equal to the average of the daily volume weighted average prices of the Class A Common Stock for the 17 trading days following June 19, 2000 ("Closing Date") (i.e., $33.3854). The Company, at its option, can require that the preferred stock convert into Class A Common Stock on the second anniversary of the Closing Date or may extend the term of the Series A Preferred Shares for up to an additional two years. The conversion rate may adjust, subject to certain limits and conditions, on the first anniversary of the Closing Date and, if the Company elects to extend the maturity of the Series A Preferred Shares, on each subsequent anniversary. The Series A Preferred Shares carry a 7% dividend yield, payable in cash or Class A Common Stock, at the Company's option.

     (3) Each share of Series A Preferred Stock of Strategy.com Incorporated ("Strategy.com") is convertible into such number of fully paid and nonassessable shares of Class A Common Stock of Strategy.com as is determined by dividing $3.19 by the conversion price in effect at the time of conversion (currently $3.19 per share), which may be adjusted from time to time. Upon the closing of a public offering of Strategy.com's Class A Common Stock at a price to the public of at least $10.00 share and resulting in at least $30,000,000 of net proceeds to Strategy.com, all outstanding shares of Series A Preferred Stock will automatically convert into shares of Class A Common Stock.

     (4) The Company will issue (i) 2,777,778 shares of Class A Common Stock and (ii) warrants to purchase 1,900,000 shares of Class A Common Stock at an exercise price of $40 per share, pursuant to the terms of the Settlement Agreement.

     (5) Strategy.com Incorporated has granted options, currently outstanding, to purchase 5,203,918 shares of its Class A Common Stock under its 2000 Stock Option Plan.

(D) (1) The terms of the Company's Series A Preferred Stock contain mandatory redemption provisions.

     (2) One of the Company's subsidiaries, Strategy.com Incorporated, has issued 16,536,049 shares of its Series A Preferred Stock. These shares are mandatorily redeemable for $3.19 per share plus any dividends accrued or declared but unpaid thereon at mandatory redemption dates of October 17, 2005, 2006 and 2007, with the maximum redemption portions at each date being 33%, 50% and 100%, respectively.

(E) The Company has issued a warrant to purchase 50,000 shares of Class A Common Stock to Foothill Capital Corporation ("Foothill"), which warrant contains anti-dilution provisions.

(F)  None.

                                 Schedule 3(e)
                                 -------------
                                 No Conflicts
                                 ------------

     The Company's compliance with its obligations under the Certificate of Designations to redeem the Preferred Shares upon a Triggering Event (as defined in the Certificate of Designations) or a Change of Control (as defined in
Section 4(b) of the Series B Certificate of Designations) currently would result in a default under the Company's Amended and Restated Loan and Security Agreement, dated as of June 14, 2001, with Foothill Capital Corporation unless the Company were to obtain the consent of Foothill.

                                 Schedule 3(f)
                                 -------------
                                 SEC Documents
                                 -------------


          Form Type           Form Description                  Date Filed
          ---------           ----------------                  ----------

          10-Q                Quarterly Report                     5/15/01

          PRE 14A             Preliminary Proxy Statement           5/4/01

          8-K                 Current Report                        5/2/01

          8-K                 Current Report                        4/4/01

          10-K                Annual Report                       4/2/2001

          8-K                 Current Report                      3/9/2001

          10-Q/A              Amended Quarterly Report           2/20/2001

          8-K                 Current Report                     2/15/2001

          8-K                 Current Report                      2/7/2001

          10-Q/A              Amended Quarterly Report          11/22/2000

          10-Q                Quarterly Report                  11/14/2000

          8-K                 Current Report                     11/6/2000

          10-Q                Quarterly Report                   8/15/2000

          8-K                 Current Report                      8/3/2000

          8-K                 Current Report                     6/19/2000

          DEFR14A             Revised Proxy Statement            5/30/2000

          10-Q/A              Amended Quarterly Report           5/30/2000

          10-Q/A              Amended Quarterly Report           5/30/2000

          PRER14A             Preliminary Proxy Statement        5/16/2000

          10-Q                Quarterly Report                   5/15/2000

          DEF14A              Definitive Proxy Statement          5/1/2000

          10-K                Annual Report                      4/13/2000

          NT 10-K             Notification of Late Filing        3/31/2000

          8-K                 Current Report                     3/23/2000

          PRE 14A             Preliminary Proxy Statement        3/14/2000

          8-K                 Current Report                      1/7/2000

                                 Schedule 3(g)
                                 -------------
                          Absence of Certain Changes
                          --------------------------

1. The Company has had capital expenditures of approximately $4.2 million in the aggregate since December 31, 2000.

                                 Schedule 3(o)
                                 -------------
                               Other Information
                               -----------------
1. The Company has taken steps to reduce its workforce by approximately 600 persons and will incur related severance and restructuring charges. On May 4, 2001, the Strategy.com Board approved a further restructuring which will reduce the operations of the Strategy.com down to approximately 35 employees by early July. These remaining employees will be utilized for, among other things, the carrying out of Strategy.com's existing contracts. Strategy.com is currently analyzing the impact that the various actions taken as part of the restructuring will have on its results of operations for Q2 and the remainder of 2001. The Company anticipates that severance and certain other termination benefit payments associated with the April and May restructuring plans will be accrued and classified as restructuring. Additionally, certain other costs associated with the restructuring are expected to be included in the restructuring charge, including costs associated with exiting and consolidating certain office space, a provision for idle computers, software, printers, copiers, and/or telecommunications equipment (cell phones, office phones, wireless equipment, etc.), as well as professional fees and certain other costs.

2. The Company's earnings for the first quarter of 2001 were below consensus estimates, as disclosed in the Company's Quarterly Report on Form 10-Q for the Three Months ended March 31, 2001.